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                                                                    EXHIBIT j(2)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



The Board of Trustees of
The MainStay Funds:

We consent to the references to our firm under the headings "Disclosure of Portfolio Holdings" and "Independent Registered Public Accounting Firm" in the Statement of Additional Information in this Registration Statement of the MainStay Large Cap Growth Fund.




/s/ KPMG LLP

Philadelphia, Pennsylvania
March 30, 2005